Exhibit 99.1

www.angieslist.com

Angie's List Reports Third Quarter 2014 Results

•	Gross member additions of approximately 350,000 at an average cost per acquisition of $64

•	Revenue of $81.3 million, representing a 24% increase over the prior year

•	Cash provided by operations of $8.0 million for the nine month period ended September 30, 2014

INDIANAPOLIS — October 22, 2014 — Angie’s List, Inc. (NASDAQ: ANGI) announced today financial results for the quarter ended September 30, 2014.
“We continue to add new members and grow revenue while we transition our business to a marketplace model," said Angie's List CEO Bill Oesterle. "Margins improved significantly as we reduced our marketing spend and improved operating efficiency. While we made strides executing on our marketplace, we see opportunity for further improvement."

Key Operating Metrics

Three months ended	9/30/14	9/30/13	Change
Total paid memberships (end of period)	2,983,439	2,378,867	25%
Gross paid memberships added (in period)	350,376	371,318	(6)%
Marketing cost per paid membership acquisition (in period)	$64	$76	(16)%
First-year membership renewal rate (in period)	74%	75%	(1.0) pts
Average membership renewal rate (in period)	77%	78%	(1.0) pts
Participating service providers (end of period)	51,997	44,876	16%
Total service provider contract value (end of period, in thousands)	$236,303	$181,975	30%

Nine months ended	9/30/14	9/30/13	Change
Gross paid memberships added (in period)	1,035,814	993,556	4%
Marketing cost per paid membership acquisition (in period)	$79	$76	4%
First-year membership renewal rate (in period)	74%	75%	(1.0) pts
Average membership renewal rate (in period)	77%	78%	(1.0) pts

Market Cohort Analysis
“Penetration rates in each of our cohorts and total average revenue per member continue to grow, reflecting the strength and stability of the model," continued Oesterle. "Combined with improved operating margins, these strong results provide the foundation for investment in new growth."

Cohort	# of Markets	Average Revenue/ Market	Membership Revenue/Paid Membership	Service Provider Revenue/Paid Membership	Average Marketing Expense/ Market	Total Paid Memberships	Estimated Penetration Rate*	Annual Membership Growth Rate
Pre-2003	10	$7,258,018	$34.01	$108.50	$1,416,968	564,568	14.9%	24%
2003-2007	35	5,416,899	30.35	99.70	1,486,922	1,622,252	11.7%	25%
2008-2010	103	341,123	16.35	41.03	204,621	674,337	12.0%	23%
Post 2010	105	39,230	12.05	28.46	59,383	122,282	7.3%	51%
Total	253					2,983,439
Cohort table presents financial and operational data for the twelve months ended September 30, 2014.

* Demographic information used in penetration rate calculations is based on a third-party study we commissioned in September 2014. According to the study, the number of U.S. households in our target demographic was 28 million.

Third Quarter Results
Total revenue for the third quarter of 2014 was $81.3 million, an increase of 24 percent compared to the prior year period. Membership revenue in the third quarter of 2014 was $18.3 million, an increase of 7 percent compared to the prior year period. Service provider revenue remains the largest and fastest growing component of total revenue at $63.0 million for the quarter, representing a 30 percent growth rate year over year. Service provider revenue includes revenue from advertising contracts and fees from e-commerce transactions. Advertising revenue was $56.0 million in the third quarter of 2014, an increase of 33 percent compared to the prior year period, and e-commerce revenue was $7.0 million, an increase of approximately 9 percent year over year.
Marketing expense decreased 20 percent, or $5.7 million, compared to the prior year period. Net loss for the quarter was $5.2 million, with selling expense of $32.1 million and marketing expense of $22.5 million, compared to a net loss of $13.5 million, with selling expense of $24.0 million and marketing expense of $28.2 million, in the prior year period. Adjusted EBITDA loss, a non-GAAP financial measure, was $1.3 million for the period as compared to a loss of $11.3 million in the prior year period.
Cash used in operations for the third quarter was approximately $9.6 million. At September 30, 2014, the balance of cash, cash equivalents and investments was $79.1 million.

Business Outlook
The Company’s financial and operating expectations for the fourth quarter of 2014 are as follows:

•	Total revenue of $80 million to $82 million.

•	Marketing expense of approximately $5 million.

The Company expects to generate positive adjusted EBITDA for the full year 2014.

Angie’s List, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$62,319	$34,803
Restricted cash	50	50
Short-term investments	16,739	21,055
Accounts receivable, net	14,250	12,385
Prepaid expenses and other current assets	18,196	13,651
Total current assets	111,554	81,944
Property, equipment and software, net	43,443	18,657
Goodwill	1,145	1,145
Amortizable intangible assets, net	3,031	3,500
Other assets, noncurrent	1,874	397
Total assets	$161,047	$105,643

Liabilities and stockholders’ deficit
Accounts payable	$16,309	$6,838
Accrued liabilities	32,010	21,770
Deferred membership revenue	38,114	35,560
Deferred advertising revenue	47,638	39,448
Current portion of obligations under leases	217	—
Total current liabilities	134,288	103,616
Long-term debt, net	58,793	14,918
Deferred membership revenue, noncurrent	5,058	4,909
Deferred advertising revenue, noncurrent	605	521
Obligations under leases	351	—
Other liabilities, noncurrent	1,342	169
Total liabilities	200,437	124,133
Stockholders’ deficit:
Common stock	67	67
Additional paid-in-capital	263,951	257,505
Treasury stock	(23,719)	(23,719)
Accumulated deficit	(279,689)	(252,343)
Total stockholders’ deficit	(39,390)	(18,490)
Total liabilities and stockholders’ deficit	$161,047	$105,643

Angie’s List, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue
Membership	$18,279	$17,050	$55,095	$47,598
Service provider	63,027	48,450	177,764	129,288
Total revenue	81,306	65,500	232,859	176,886
Operating expenses
Operations and support	14,119	11,016	39,413	29,418
Selling	32,078	23,960	88,478	65,582
Marketing	22,508	28,189	81,909	75,870
Product and technology	8,696	7,565	24,243	20,064
General and administrative	8,639	7,798	25,080	20,304
Total operating expenses	86,040	78,528	259,123	211,238
Operating loss	(4,734)	(13,028)	(26,264)	(34,352)
Interest expense, net	—	468	579	1,395
Loss on debt extinguishment	458	—	458	—
Loss before income taxes	(5,192)	(13,496)	(27,301)	(35,747)
Income tax expense	15	15	45	45
Net loss	$(5,207)	$(13,511)	$(27,346)	$(35,792)
Net loss per common share — basic and diluted	$(0.09)	$(0.23)	$(0.47)	$(0.62)
Weighted average common shares outstanding — basic and diluted	58,517	58,389	58,508	58,164

Non-cash stock-based compensation
Operations and support	$20	$19	$45	$52
Selling	109	50	292	101
Product and technology	387	(408)	838	(45)
General and administrative	1,901	1,015	4,770	2,558
Total non-cash stock-based compensation	$2,417	$676	$5,945	$2,666

Reconciliation of net loss (unaudited) to adjusted EBITDA (loss)
Net loss	$(5,207)	$(13,511)	$(27,346)	$(35,792)
Income tax expense	15	15	45	45
Interest expense, net	—	468	579	1,395
Depreciation and amortization	1,450	1,050	4,018	2,874
Non-cash stock-based compensation	2,417	676	5,945	2,666
Loss on debt extinguishment	458	—	458	—
Litigation settlement accrual adjustment	(450)	—	(450)	—
Adjusted EBITDA (loss)	$(1,317)	$(11,302)	$(16,751)	$(28,812)

Angie’s List, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
Operating activities
Net loss	$(27,346)	$(35,792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,018	2,874
Amortization of debt discount, deferred financing fees and bond premium	301	420
Non-cash loss on debt extinguishment	266	—
Non-cash compensation expense	5,945	2,666
Changes in certain assets:
Accounts receivable	(1,865)	(2,849)
Prepaid expenses and other current assets	(4,545)	4,810
Changes in certain liabilities:
Accounts payable	7,546	(3,175)
Accrued liabilities	12,653	21,423
Deferred advertising revenue	8,274	12,577
Deferred membership revenue	2,703	10,494
Net cash provided by operating activities	7,950	13,448

Investing activities
Purchase of investments	(13,164)	(27,572)
Sale of investments	17,400	16,855
Acquisition of business assets	—	(2,150)
Property, equipment and software	(12,904)	(5,685)
Capitalized website and software development costs	(12,785)	—
Intangible assets	(841)	(701)
Net cash used in investing activities	(22,294)	(19,253)

Financing activities
Proceeds from exercise of stock options	501	4,776
Principal payments on long-term debt	(15,000)	—
Proceeds from long-term debt issuance	60,000	—
Fees paid to lender	(1,210)	—
Cash paid for financing fees	(1,879)	—
Payment of contingent consideration from acquisition of business assets	(500)	—
Payments on capital lease obligations	(52)	—
Net cash provided by financing activities	41,860	4,776
Net increase (decrease) in cash and cash equivalents	$27,516	$(1,029)
Cash and cash equivalents, beginning of period	34,803	42,638
Cash and cash equivalents, end of period	$62,319	$41,609

Conference Call Information
The Company will host a conference call on October 22, 2014 at approximately 8:30 AM (ET) / 5:30 AM (PT) to discuss the quarterly financial results with the investment community. A live webcast of the event will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/.
A live domestic dial-in is available at (877) 380-5664 or (253) 237-1143 internationally. An audio replay will be available at (855) 859-2056 domestically or (404) 537-3406 internationally, using Conference ID 13194470 through October 28, 2014.
Live audio webcast of the presentation will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/.

About Angie’s List
Angie’s List helps facilitate happy transactions between nearly 3.0 million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of authentic reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers, and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), Angie’s List has disclosed in this press release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which Angie’s List defines as earnings before interest, income taxes, depreciation, amortization, loss on debt extinguishment, non-cash stock-based compensation and the legal settlement accrual adjustment. Angie’s List uses Adjusted EBITDA internally in analyzing its financial results and has determined to disclose this measure to investors because it believes it will be useful to them, as a supplement to GAAP measures, in evaluating Angie’s List’s operating performance relative to its industry sector and competitors. Angie’s List believes that the use of Adjusted EBITDA provides additional insight for investors to use in evaluation of ongoing operating results and trends. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Angie’s List has significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to Angie’s List’s management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than Angie’s List. Angie’s List has provided a reconciliation of the Adjusted EBITDA measure to the most directly comparable GAAP financial measure.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, future marketing expense and growth opportunities. These forward-looking statements are based on Angie’s List’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to accurately measure and predict revenue per paid membership, membership acquisition costs or costs associated with servicing our members; our ability to protect our brand and maintain our reputation among consumers and local service providers; our ability to attract and retain local service providers to advertise on our service; our ability to increase our pricing on memberships and service provider contracts as we increase our market penetration; our ability to replicate our business model in our less penetrated markets; our success in converting consumers and local service providers into paid memberships and participating service providers; competitive factors; our ability to stay abreast of modified or new laws and regulations applying to our business, including those regarding sales or transaction taxes and privacy regulation; our ability to adequately protect our intellectual property; our ability to manage our growth; and general economic conditions worldwide.
Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including Angie’s List’s Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:
Investor Relations:
Leslie Arena
317-808-4527
lesliea@angieslist.com

Public Relations:
Debra DeCourcy
317-396-9134
debra.decourcy@angieslist.com